Exhibit 3.15
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
RESTATED ARTICLES OF INCORPORATION
     Pursuant to Section 33-10-107 of the 1976 South Carolina Code, as amended, the corporation hereby submits the following information:
1.	The name of the Corporation is Enterprise Computer Systems, Inc.

2.	If the name of the Corporation has ever been changed, all of its former names:
(a)	AID-IN-MANAGEMENT, INC.

(b)	ECS, Inc.
3.	The original articles of incorporation were filed on August 3, 1978.

4	The registered office of the Corporation is One Independence Pointe, in the city of Greenville, South Carolina 29615, and the registered agent at such address is James R. Sobeck.

5	The Corporation is authorized to issue shares of stock as follows:
a.	☐ If the corporation is authorized to issue a single class of shares, the total number of shares authorized.

b.	☑ The Corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class
Common Stock, par value $0.01	100,000,000 shares
Preferred Stock	20,000,000 shares
     The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:
(1)	Each share of Common Stock shall be entitled to one vote per share on all matters to be submitted to shareholders of the Corporation.

(2)	The Company shall be authorized to issue up to twenty million (20,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Company’s Board of Directors in its sole discretion. The Company’s Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Company:
(a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.
6.	The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See § 35-2-221 of the South Carolina Code):

(a)	No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class, now or hereafter authorized, or any option or warrant for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

(b)	When the Board of Directors shall consist of six (6) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. A Director may be removed from office prior to the expiration of such Director’s term only for cause and only if such removal is approved by affirmative vote of the Company’s outstanding Common Stock.

(c)	No shareholder shall have any statutory right to cumulate votes with respect to election of directors.

(d)	The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote shall be required for approval if (i) the Company merges or consolidates with any other corporation, or if (ii) the Company sells or exchanges all or a substantial part of its assets to or with such other corporation, or if (iii) the Company issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such other corporation or securities issued by such other corporation, or in a merger of any affiliate of the Company with or into such other corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between the Company and another corporation fifty percent (50%) or more of the voting stock of which is owned by the Company. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A “substantial part” of the corporation’s assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.

(e)	The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to (x) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (y) not only the consideration being offered, in relation to the then-current market price for the Company’s outstanding shares of capital stock, but also in relation to the then-current value of the Company in a freely negotiated transaction and in relation to the Board’s estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern.

(f)	A director of the corporation shall not be personally liable to the corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct, or a knowing violation of law; (iii) imposed under Section 33-8-330 of the Act (improper distribution to shareholder); or (iv) for any transaction from which the director derived an improper personal benefit.

7.   The effective date of these Restated Articles of Incorporation shall be the date of acceptance for filing by the Secretary of State.

Date: August 15, 1997	ENTERPRISE COMPUTER SYSTEMS, INC.

	By:	James R. Sobeck

CERTIFICATE
ACCOMPANYING RESTATED ARTICLES OF INCORPORATION
OF ENTERPRISE COMPUTER SYSTEMS, INC.
     Check either A or B, whichever is applicable; and if B applies, complete the additional information requested:

A.	☑	The attached restated articles of incorporation do not contain any amendments to the corporation’s articles of incorporation and have been duly approved by the corporation’s board of directors as authorized by § 33-10-107(a).

B.	☐	The attached restated articles of incorporation contain one or more amendments to the corporation’s articles of incorporation. Pursuant to Section 33-10-107(d)(2), the following information concerning the amendment(S) is hereby submitted:
1.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”)

2.	Complete either a or b, whichever is applicable.

a.	☐	Amendment(s) adopted by shareholder action:

	Number of	Number of	Number of Votes	Number of Undisputed
Voting	Outstanding	Votes Entitled	Represented at	Share Voted
Group	Shares	to be Cast	the Meeting	For	Against

b.	☐	The Amendment(s) was duly adopted by unanimous action of the board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

Date: August 15, 1997	Enterprise Computer Systems, Inc.

	By:	/s/ James R. Sobeck

James R. Sobeck
President

STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF AMENDMENT
     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
1.	The name of the corporation is ECS, Inc.

2.	On August 14, 1997 the corporation adopted the following Amendments to its Articles of Incorporation:
“Resolved, that the name of the corporation shall be changed from ECS, Inc. to Enterprise Computer Systems, Inc.”
3.	The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert “not applicable” or “NA”).
Not Applicable
4.	Complete either a or b, whichever is applicable.

a.	☑	Amendment(s) adopted by shareholder action:

	Number of	Number of	Number of Votes	Number of Undisputed
Voting	Outstanding	Votes Entitled	Represented at	Share Voted
Group	Shares	to be Cast	the Meeting	For	Against
Common Stock	6,977,848

b.	☐	The Amendment(s) was duly adopted by unanimous action of the board of directors without shareholder approval pursuant to §33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.
5.	The effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State.

Date: August 14, 1997		ECS. INC.
(Name of Corporation)

	By:	James R. Sobeck

James R. Sobeck

EXHIBIT A
Stock Increase Amendment
(Item I)
The Company shall be authorized to issue up to one hundred million (100,000,000) shares of common stock, par value $.01 per share.
Preferred Stock Amendment
(Item 2)
The Company shall be authorized to issue up to twenty million (20,000,000) shares of preferred stock. The relative rights, preferences and limitations of such preferred stock shall be determined by the Company’s Board of Directors in its sole discretion. The Company’s Board of Directors shall have the sole authority to issue shares of such preferred stock to whomever and for whatever purposes it, in its sole discretion, deems appropriate. The Board is expressly authorized to divide such preferred shares into separate series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series. Each share of each series of serial preferred stock shall have the same relative rights as, and be identical in all respects with, all the other shares of the same series. Among other things, the Board may designate the following variations among any of the various series of preferred stock without further action of the shareholders of the Company: (a) the distinctive serial designation and the number of shares constituting such series; (b) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends; (c) the voting powers, full or limited, if any, of shares of such series; (d) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed; (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company; (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund; (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; (h) the price or other consideration for which the shares of such series shall be issued; and (i) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

3

Staggered Board Amendment
(Item 3)
When the Board of Directors shall consist of six (6) or more members, in lieu of electing the whole number of Directors annually, the Directors shall be divided by the Board into three classes, each class to be as nearly equal in number as possible. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election, that of the second class shall expire at the second annual meeting after their election, and that of the third class shall expire at the end of the third annual meeting after their election. At each annual meeting after such classification the number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. A Director may be removed from office prior to the expiration of such Director’s term only for cause and only if such removal is approved by affirmative vote of the Company’s outstanding Common Stock.
Cumulative Voting Amendment
(Item 4)
     No shareholder shall have any statutory right to cumulate votes with respect to election of directors.
Board Liability Proposal
(Item 5)
     A director of the Company shall not be personally liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not be deemed to eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved gross negligence, intentional misconduct, or a knowing violation of law, (iii) imposed under Section 33-8-330 of the South Carolina Business Corporation Act of 1988 (improper distribution to shareholder), or (iv) for any transaction from which the director derived an improper personal benefit. This amendment will become effective immediately upon the Company’s meeting one or more of the requirements set forth in such statute.
Supermajority Amendment
(Item 6)
     The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding stock of the corporation entitled to vote shall be required for approval if (I) the

4

Company merges or consolidates with any other corporation, or if (ii) the Company sells or exchanges all or a substantial part of its assets to or with such other corporation, or if (iii) the Company issues or delivers any stock or other securities of its issue in exchange or payment for any properties or assets of such other corporation or securities issued by such other corporation, or in a merger of any affiliate of the Company with or into such other corporation or any of its affiliates; provided, however, that the foregoing shall not apply to any such merger, consolidation, sale or exchange, or issuance or delivery of stock or other securities which was approved by the affirmative vote of not less than eighty percent (80%) of the directors, nor shall it apply to any such transaction solely between the Company and another corporation fifty percent (50%) or more of the voting stock of which is owned by the Company. For the purposes hereof, an “affiliate” is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; and, in computing the percentage of outstanding voting stock beneficially owned by any person, the shares outstanding and the shares owned shall be determined as of the record date fixed to determine the shareholders entitled to vote or express consent with respect to such proposal. The shareholder vote, if any, required for mergers, consolidations, sales or exchanges of assets or issuances of stock or other securities not expressly provided for in these Articles of Incorporation, shall be such as may be required by applicable law. A “substantial part” of the corporation’s assets shall mean assets the book value of which constitutes more than twenty percent (20%) of the book value, or the fair market value of which constitutes more than twenty percent (20%) of the fair market value, of the total assets of the corporation and its subsidiaries taken as a whole.
Relevant Factors Amendment
(Item 7)
The Board of Directors, when evaluating any offer of another party to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its shareholders, give due consideration to (x) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other constituencies of the Company and its subsidiaries, on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (y) not only the consideration being offered, in relation to the then-current market price for the Company’s outstanding shares of capital stock, but also in relation to the

5